Exhibit 99.1

Blue Owl Capital Corporation Reports Second Quarter Net Investment Income Per Share of $0.48

and Net Asset Value Per Share of $15.36

NEW YORK — August 7, 2024 — Blue Owl Capital Corporation (NYSE: OBDC, or the “Company”) today announced financial results for its second quarter ended June 30, 2024.

SECOND QUARTER 2024 HIGHLIGHTS

•	Second quarter net investment income (“NII”) per share of $0.48, exceeded the regular dividend by approximately 30%

•	Based on OBDC’s supplemental dividend framework, the Board of Directors (the “Board”) declared a second quarter supplemental dividend of $0.06 per share

•	Total dividends for the second quarter were $0.43 per share, representing an 11.2% annualized dividend yield based on second quarter net asset value (“NAV”) per share

•	NAV per share of $15.36, up $0.10 compared to June 30, 2023

•	As a result of elevated originations and net fundings in the second quarter, net debt-to-equity increased to 1.20x as of June 30, 2024, up from 1.04x as of March 31, 2024

•	Also announced today that OBDC entered into a definitive merger agreement with Blue Owl Capital Corporation III (NYSE: OBDE)

“OBDC delivered another quarter of strong earnings and generated a 12.6% return on equity, representing our sixth consecutive quarter of double-digit returns. We are pleased with our net investment fundings and portfolio performance and remain confident in our ability to deliver attractive returns for our shareholders,” commented Craig W. Packer, Chief Executive Officer. “We are also excited to announce we have reached an agreement to merge OBDC with its affiliate BDC, OBDE. We believe this transaction will meaningfully grow our portfolio in a logical and low-risk way, and the increased scale of the combined company will be very beneficial to our shareholders.”

OBDC to Merge with OBDE

OBDC and OBDE today announced that they have entered into a definitive merger agreement, with OBDC as the surviving company, subject to certain shareholder approvals and other customary closing conditions. Following the recommendation of each of their special committees, the boards of directors of both OBDC and OBDE have unanimously approved the transaction. A separate press release and investor presentation can be found on the Company’s website, www.BlueOwlCapitalCorporation.com.

Dividend Declarations

The Company’s Board declared a third quarter 2024 regular dividend of $0.37 per share for stockholders of record as of September 30, 2024, payable on or before October 15, 2024.

The Board also declared a second quarter 2024 supplemental dividend of $0.06 per share for stockholders of record as of August 30, 2024, payable on or before September 13, 2024.

Previously Approved 2024 Stock Repurchase Program

On May 6, 2024, the Board approved the 2024 Repurchase Program (the “Repurchase Program”) under which the Company may repurchase up to $150 million of the Company’s common stock. For the period ended June 30, 2024, there were no repurchases under the 2024 Repurchase Program.

Appointment of Logan Nicholson as President

On August 6, 2024, the Board appointed Logan Nicholson to serve as the Company’s President. The role of President was previously held by Craig Packer, who will continue to serve as the Company’s Chief Executive Officer and as a director. Mr. Nicholson joined the Company a year ago and brings two decades of experience in the leveraged finance industry.

PORTFOLIO AND INVESTING ACTIVITY

For the three months ended June 30, 2024, new investment commitments totaled $3.3 billion across 25 new portfolio companies and 24 existing portfolio companies. This compares to $1.2 billion for the three months ended March 31, 2024 across 18 new portfolio companies and 13 existing portfolio companies.

For the three months ended June 30, 2024, the principal amount of new investments funded was $2.3 billion. For this period, the Company had $1.1 billion aggregate principal amount in sales and repayments.

For the three months ended March 31, 2024, the principal amount of new investments funded was $0.9 billion. For this period, the Company had $1.2 billion aggregate principal amount in sales and repayments.

As of June 30, 2024 and March 31, 2024, the Company had investments in 212 and 198 portfolio companies with an aggregate fair value of $13.3 billion and $12.4 billion, respectively. As of June 30, 2024, the average investment size in each portfolio company was $62.9 million based on fair value.

As of June 30, 2024, based on fair value, the portfolio consisted of 75.4% first lien senior secured debt investments, 6.3% second lien senior secured debt investments, 2.2% unsecured debt investments, 2.9% joint ventures, 2.9% preferred equity investments, and 10.3% common equity investments.

As of March 31, 2024, based on fair value, the portfolio consisted of 73.0% first lien senior secured debt investments, 7.7% second lien senior secured debt investments, 2.2% unsecured debt investments, 2.8% joint ventures, 3.6% preferred equity investments, and 10.7% common equity investments.

As of June 30, 2024 and March 31, 2024, approximately 81.7% and 80.7% of the portfolio was invested in secured debt, respectively. As of June 30, 2024, 96.5% of the debt investments based on fair value in the portfolio were at floating rates.

As of June 30, 2024 and March 31, 2024, the weighted average total yield of accruing debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 11.9% and 12.1%, respectively, and the weighted average total yield of accruing debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 12.0% and 12.3%, respectively.

As of June 30, 2024, loans on non-accrual represented 1.4% of the total fair value of the debt portfolio.

RESULTS OF OPERATIONS FOR THE SECOND QUARTER ENDED JUNE 30, 2024

Investment Income

Investment income increased to $396.7 million for the three months ended June 30, 2024 from $394.2 million for the same period in the prior year primarily due to higher dividend income and was partially offset by lower interest income and other income. Dividend income increased period-over-period primarily due to an increase in dividends earned from Blue Owl Capital Corporation Senior Loan Fund LLC, Wingspire Capital Holdings LLC and Fifth Season Investments LLC. Interest income decreased period-over-period primarily due to a decline in portfolio yield. Other income decreased period-over-period primarily due to lower incremental fee income, which are fees received and recognized to OBDC upon closing investments and normally paid at the time of closing. The Company expects that investment income will vary based on a variety of factors including the pace of our originations and repayments.

Expenses

Total expenses remained consistent at $205.2 million for the period ended June 30, 2024 compared to the same period in the prior year. There was a slight decline in interest expense driven by a decrease in average daily borrowings, offset by an increase in the average interest rate period-over-period. As a percentage of total assets, management fees, professional fees, directors’ fees and other general and administrative expenses remained relatively consistent period-over-period.

Liquidity and Capital Resources

As of June 30, 2024, the Company had $380.0 million in cash and restricted cash, $7.5 billion in total principal value of debt outstanding, and $1.3 billion of undrawn capacity on the Company’s credit facilities. The Company’s weighted average interest rate on debt outstanding was 5.6% and 5.8% for the three months ended June 30, 2024 and March 31, 2024, respectively. Ending net debt to equity was 1.20x and 1.04x as of June 30, 2024 and March 31, 2024, respectively.

CONFERENCE CALL AND WEBCAST INFORMATION

Conference Call Information:

The conference call will be broadcast live on August 8, 2024 at 10:00 a.m. Eastern Time on the Events section of OBDC’s website at www.BlueOwlCapitalCorporation.com. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

•	Domestic: (877) 737-7048

•	International: +1 (201) 689-8523

All callers will need to reference “Blue Owl Capital Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available for 30 days via a webcast link located on the Events section of OBDC’s website, and via the dial-in numbers listed below:

•	Domestic: (877) 660-6853

•	International: +1 (201) 612-7415

•	Conference ID: 13746907

ABOUT BLUE OWL CAPITAL CORPORATION

Blue Owl Capital Corporation (NYSE: OBDC) is a specialty finance company focused on lending to U.S. middle-market companies. As of June 30, 2024, OBDC had investments in 212 portfolio companies with an aggregate fair value of $13.3 billion. OBDC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. OBDC is externally managed by Blue Owl Credit Advisors LLC, an SEC-registered investment adviser that is an indirect affiliate of Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) and is a part of Blue Owl’s Credit platform.

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about OBDC, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond OBDC’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in OBDC’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which OBDC makes them. OBDC does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

INVESTOR CONTACTS

Investor Contact:

BDC Investor Relations

Michael Mosticchio

credit-ir@blueowl.com

Media Contact:

Prosek Partners

Josh Clarkson

pro-blueowl@prosek.com

FINANCIAL HIGHLIGHTS

	For the Three Months Ended
($ in thousands, except per share amounts)	June 30, 2024	March 31, 2024	June 30, 2023
Investments at Fair Value	$13,341,982	$12,414,384	$12,892,943
Total Assets	$13,866,620	$13,329,632	$13,393,278
Net Asset Value Per Share	$15.36	$15.47	$15.26
Investment Income	$396,760	$399,577	$394,223
Net Investment Income	$189,134	$182,765	$186,676
Net Income	$122,220	$182,517	$195,562
Net Investment Income Per Share	$0.48	$0.47	$0.48
Net Realized and Unrealized Gains (and Losses) Per Share	$(0.17)	$—	$0.02
Net Income Per Share	$0.31	$0.47	$0.50
Distributions Declared from Net Investment Income Per Share	$0.37	$0.37	$0.33
Supplemental Distributions Declared from Net Investment Income Per Share	$0.06	$0.05	$0.07
Weighted Average Yield of Accruing Debt and Income Producing Securities at Fair Value	11.9%	12.1%	12.2%
Weighted Average Yield of Accruing Debt and Income Producing Securities at Amortized Cost	12.0%	12.3%	12.2%
Percentage of Debt Investment Commitments at Floating Rates	96.5%	97.3%	98.1%

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(Amounts in thousands, except share and per share amounts)

	June 30, 2024 (Unaudited)	December 31, 2023
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $11,767,932 and $11,271,962, respectively)	$11,705,361	$11,264,956
Non-controlled, affiliated investments (amortized cost of $30,965 and $19,004, respectively)	32,357	19,988
Controlled, affiliated investments (amortized cost of $1,515,151 and $1,341,236, respectively)	1,604,264	1,428,404

Total investments at fair value (amortized cost of $13,314,048 and $12,632,202, respectively)	13,341,982	12,713,348
Cash (restricted cash of $104,104 and $87,067, respectively)	377,914	658,702
Foreign cash (cost of $2,077 and $946, respectively)	2,070	956
Interest receivable	109,300	112,260
Receivable from a controlled affiliate	30,354	22,978
Prepaid expenses and other assets	5,000	3,152

Total Assets	$13,866,620	$13,511,396

Liabilities
Debt (net of unamortized debt issuance costs of $84,433 and $81,492, respectively)	$7,414,920	$7,077,088
Distribution payable	144,380	136,407
Management fee payable	48,005	47,711
Incentive fee payable	40,119	42,217
Payables to affiliates	7,313	3,835
Payable for investments purchased	9,130	—
Accrued expenses and other liabilities	208,469	182,745

Total Liabilities	7,872,336	7,490,003

Commitments and contingencies (Note 7)
Net Assets
Common shares $0.01 par value, 500,000,000 shares authorized; 390,217,304 and 389,732,868 shares issued and outstanding, respectively	3,902	3,897
Additional paid-in-capital	5,931,419	5,924,002
Accumulated undistributed (overdistributed) earnings	58,963	93,494

Total Net Assets	5,994,284	6,021,393

Total Liabilities and Net Assets	$13,866,620	$13,511,396

Net Asset Value Per Share	$15.36	$15.45

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share amounts)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Investment Income
Investment income from non-controlled, non-affiliated investments:
Interest income	$287,360	$297,992	$581,810	$586,670
Payment-in-kind (“PIK”) interest income	44,272	44,803	85,507	87,858
Dividend income	16,313	17,607	37,649	35,440
Other income	5,988	7,243	11,301	10,207

Total investment income from non-controlled, non-affiliated investments	353,933	367,645	716,267	720,175

Investment income from non-controlled, affiliated investments:
Interest income	40	—	108	—
Payment-in-kind (“PIK”) interest income	132	—	132	—
Dividend income	46	177	62	177

Total investment income from non-controlled, affiliated investments:	218	177	302	177

Investment income from controlled, affiliated investments:
Interest income	7,169	5,553	15,171	8,227
Payment-in-kind (“PIK”) interest income	527	—	703	—
Dividend income	34,735	20,662	63,524	42,688
Other Income	178	186	370	578

Total investment income from controlled, affiliated investments	42,609	26,401	79,768	51,493

Total Investment Income	396,760	394,223	796,337	771,845

Expenses
Interest expense	109,125	110,017	228,254	213,972
Management fees	48,005	48,024	95,248	96,116
Performance based incentive fees	40,119	39,598	78,887	77,326
Professional fees	4,113	4,131	7,709	7,804
Directors’ fees	320	257	640	515
Other general and administrative	3,534	3,140	6,050	5,811

Total Operating Expenses	205,216	205,167	416,788	401,544

Net Investment Income (Loss) Before Taxes	191,544	189,056	379,549	370,301

Income tax expense (benefit)	2,410	2,380	7,650	5,765

Net Investment Income (Loss) After Taxes	$189,134	$186,676	$371,899	$364,536

Net Realized and Change in Unrealized Gain (Loss)
Net change in unrealized gain (loss):
Non-controlled, non-affiliated investments	$(64,868)	$3,869	$(65,819)	$69,292
Non-controlled, affiliated investments	180	(4)	394	(5)
Controlled, affiliated investments	(7,393)	6,127	1,945	16,381
Translation of assets and liabilities in foreign currencies	12,184	1,360	10,238	2,570
Income tax (provision) benefit	—	(2,415)	(10)	(2,696)

Total Net Change in Unrealized Gain (Loss)	(59,897)	8,937	(53,252)	85,542

Net realized gain (loss):
Non-controlled, non-affiliated investments	153	118	(5,040)	(52,365)
Foreign currency transactions	(7,170)	(169)	(8,870)	(308)

Total Net Realized Gain (Loss)	(7,017)	(51)	(13,910)	(52,673)

Total Net Realized and Change in Unrealized Gain (Loss)	(66,914)	8,886	(67,162)	32,869

Net Increase (Decrease) in Net Assets Resulting from Operations	$122,220	$195,562	$304,737	$397,405

Earnings Per Share - Basic and Diluted	$0.31	$0.50	$0.78	$1.02

Weighted Average Shares Outstanding - Basic and Diluted	390,103,640	389,930,979	389,918,254	390,487,912

PORTFOLIO AND INVESTMENT ACTIVITY

	For the Three Months Ended June 30,
($ in thousands)	2024	2023
New investment commitments
Gross originations	$3,296,799	$182,955
Less: Sell downs	—	—

Total new investment commitments	$3,296,799	$182,955

Principal amount of investments funded:
First-lien senior secured debt investments	$2,098,353	$110,178
Second-lien senior secured debt investments	10,000	—
Unsecured debt investments	132,135	—
Preferred equity investments	884	—
Common equity investments	26,433	16,535
Joint Ventures	37,625	42,875

Total principal amount of investments funded	$2,305,430	$169,588

Principal amount of investments sold or repaid:
First-lien senior secured debt investments	$(872,157)	$(528,569)
Second-lien senior secured debt investments	(125,596)	(35,850)
Unsecured debt investments	(118,699)	—
Preferred equity investments	(30,321)	(1,589)
Common equity investments	—	(195)
Joint Ventures	—	—

Total principal amount of investments sold or repaid	$(1,146,773)	$(566,203)

Number of new investment commitments in new portfolio companies(1)	25	5
Average new investment commitment amount	$98,945	$23,800
Weighted average term for new debt investment commitments (in years)	5.7	3.7
Percentage of new debt investment commitments at floating rates	96.8%	100.0%
Percentage of new debt investment commitments at fixed rates	3.2%	—%
Weighted average interest rate of new debt investment commitments(2)	10.9%	11.9%
Weighted average spread over applicable base rate of new floating rate debt investment commitments	5.4%	6.6%

(1)	Number of new investment commitments represents commitments to a particular portfolio company.
(2)

For the three months ended June 30, 2024, assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month SOFR, which was 5.32% as of June 30, 2024. For the three months ended June 30, 2023, assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month SOFR, which was 5.27% as of June 30, 2023.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events, future performance or financial condition of OBDC or OBDE or the two-step merger (collectively, the “Mergers”) of OBDE with and into OBDC. The forward-looking statements may include statements as to: future operating results of OBDC and OBDE and distribution projections; business prospects of OBDC and OBDE and the prospects of their portfolio companies; and the impact of the investments that OBDC and OBDE expect to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with (i) the timing or likelihood of the Mergers closing; (ii) the expected synergies and savings associated with the Mergers; (iii) the ability to realize the anticipated benefits of the Mergers, including the expected accretion to net investment income and the elimination or reduction of certain expenses and costs due to the Mergers; (iv) the percentage of OBDC and OBDE shareholders voting in favor of the proposals submitted for their approval; (v) the possibility that competing offers or acquisition proposals will be made; (vi) the possibility that any or all of the various conditions to the consummation of the Mergers may not be satisfied or waived; (vii) risks related to diverting management’s attention from ongoing business operations; (viii) the risk that shareholder litigation in connection with the Mergers may result in significant costs of defense and liability; (ix) changes in the economy, financial markets and political environment; (x) the impact of geo-political conditions, including revolution, insurgency, terrorism or war, including those arising out of the ongoing war between Russia and Ukraine and the escalated conflict in the Middle-East, including the Israel-Hamas conflict, and general uncertainty surrounding the financial and political stability of the United States (including uncertainties related to the 2024 U.S. presidential election), the United Kingdom, the European Union and China, on financial market volatility, global economic markets, and various markets for commodities globally such as oil and natural gas; (xi) future changes in law or regulations; (xii) conditions to OBDC’s and OBDE’s operating areas, particularly with respect to business development companies or regulated investment companies; (xiii) an economic downturn, elevated interest and inflation rates, ongoing supply chain and labor market disruptions, including those as a result of strikes, work stoppages or accidents, instability in the U.S. and international banking systems, and the risk of recession or a shutdown of government services could impact business prospects of OBDC and OBDE and their portfolio companies or following the closing of the Mergers, the combined company; (xiv) the ability of Blue Owl Credit Advisors LLC to locate suitable investments for the combined company and to monitor and administer its investments; (xv) the ability of Blue Owl Credit Advisors LLC to attract and retain highly talented professionals; and (xvi) other considerations that may be disclosed from time to time in OBDC’s and OBDE’s publicly disseminated documents and filings with the Securities and Exchange Commission (“SEC”). OBDC and OBDE have based the forward-looking statements included in this press release on information available to them on the date hereof, and they assume no obligation to update any such forward-looking statements. Although OBDC and OBDE undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that they may make directly to you or through reports that OBDC and OBDE in the future may file with the SEC, including the Joint Proxy Statement and the Registration Statement (each as defined below), annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Additional Information and Where to Find It

In connection with the Merger, OBDC and OBDE plan to file with the SEC and mail to their respective shareholders a joint proxy statement/prospectus (the “Joint Proxy Statement”) and OBDC plan to file with the SEC a registration statement on Form N-14 (the “Registration Statement”) that will include the Joint Proxy Statement and a prospectus of OBDC. The Joint Proxy Statement and the Registration Statement will contain important information about OBDC, OBDE, the Merger and related matters. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. SHAREHOLDERS OF OBDC AND OBDE ARE URGED TO READ THE JOINT PROXY STATEMENT AND THE REGISTRATION STATEMENT AND OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OBDC, OBDE, THE MERGER AND RELATED MATTERS. Investors and security holders will be able to obtain the documentation filed with the SEC free of charge at the SEC’s website, http://www.sec.gov and for documents filed by OBDC, from OBDC’s website at https://www.blueowlcapitalcorporation.com and for documents filed by OBDE, from OBDE’s website at https://www.blueowlcapitalcorporationiii.com.

Participation in the Solicitation

OBDC, its directors, certain of its executive officers and certain employees and officers of Blue Owl Credit Advisors LLC and its affiliates may be deemed to be participants in the solicitation of proxies in connection with the Merger. Information about directors and executive officers of OBDC is set forth in its proxy statement for its 2024 Annual Meeting of Shareholders, which was filed with the SEC on March 28, 2024. OBDE, its directors, certain of its executive officers and certain employees and officers of Blue Owl Diversified Credit Advisors LLC and its affiliates may be deemed to be participants in the solicitation of proxies in connection with the Merger. Information about directors and executive officers of OBDE is set forth in its proxy statement for its 2024 Annual Meeting of Shareholders, which was filed with the SEC on March 28, 2024. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the OBDC and OBDE shareholders in connection with the Merger will be contained in the Joint Proxy Statement when such document becomes available. These documents may be obtained free of charge from the sources indicated above.